UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

September 2017

Forward - Looking Statements - 2 - The information in this presentation has been prepared solely for informational purposes by Bluerock Residential Growth REIT, Inc . (“BRG”) and does not constitute an offer to sell or the solicitation of an offer to purchase any securities . This presentation is not, and should not be assumed to be, complete . This presentation has been prepared to assist interested parties in making their own evaluation of BRG and does not purport to contain all of the information that may be relevant . In all cases, interested parties should conduct their own investigation and analysis of BRG and the data set forth in this presentation and other information provided by or on behalf of BRG . In addition, certain of the information contained herein may be derived from information provided by industry sources . BRG believes that such information is accurate and that the sources from which it has been obtained are reliable . BRG cannot guarantee the accuracy of such information, however, and has not independently verified such information . The information presented herein, including with respect to the organization of BRG, remains subject to change . Statements in this presentation are made as of the date of this presentation unless stated otherwise . This presentation also contains statements that, to the extent they are not recitations of historical fact, constitute “forward - looking statements . ” Forward - looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology . The forward - looking statements included herein are based upon BRG’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties . Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond BRG’s control . Although BRG believes that the expectations reflected in such forward - looking statements are based on reasonable assumptions, BRG’s actual results and performance and the value of its securities could differ materially from those set forth in the forward - looking statements due to the impact of many factors including, but not limited to, the uncertainties of real estate development, acquisition and disposition activity, the ability of our joint venture partners to satisfy their obligations, the costs and availability of financing, the effects of local economic and market conditions, the effects of acquisitions and dispositions, the impact of newly adopted accounting principles on BRG’s accounting policies and on period - to - period comparisons of financial results, regulatory changes and other risks and uncertainties detailed in the “Risk Factors” in Item 1 . A . Risk Factors section of the Company’s Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission on February 22 , 2017 , and other discussions of risk factors contained in BRG’s periodic filings . BRG claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 . BRG undertakes no obligation to update or revise any such information for any reason after the date of this presentation, unless required by law . Important Additional Information BRG, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s annual meeting of stockholders scheduled to be held on October 26 , 2017 . The Company filed a definitive proxy statement and a proxy card with the U . S . Securities and Exchange Commission (the “SEC”) on September 5 , 2017 in connection with its solicitation of proxies from Company stockholders . COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION . Information regarding the identity of participants in this solicitation by the Company, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC . Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www . sec . gov . Copies will also be available for no charge by contacting the Company’s Investor Relations department at (888) 558 - 1031 or via email at investor . relations@bluerockre . com or the Company’s proxy solicitor, Morrow Sodali, at 1 (800) 662 - 5200 or BRG@morrowsodali . com .

Strategy - 3 - Company Highlights (1) See disclosure on slide 12 related to NAV estimates. (2) Management can provide no assurances as to the timing or completion of the internalization. Notes - 3 - Building a Lifestyle Portfolio in Growth Markets Favorable Long Term Demographic Trends Partnering with Local Experts for Deal Access and Execution Focusing on Property Level Value Creation Stock at an Attractive Discount to NAV (1) Investment Catalysts Internalization Scheduled for a Stockholder Vote in Fourth Quarter 2017 (2)

Management Team with 25 Years Average Experience - 4 - Years at Bluerock Years in the Industry Ramin Kamfar CHAIRMAN & CEO Jordan Ruddy PRESIDENT & COO James Babb CHIEF INVESTMENT OFFICER Gary Kachadurian VICE CHAIRMAN Michael Konig CLO & SECRETARY Ryan MacDonald CHIEF ACQUISITIONS OFFICER Chris Vohs CFO & TREASURER Sarah Girand SVP, ASSET MANAGEMENT

Favorable Long Term Demographic Trends - 5 - Source: JCHS tabulations of U.S. Census Bureau, 2013 American Community Survey. Urban Institute, “Headship and Homeownership: Wh at does the Future Hold?”, June 2015. Millennials driving significant new household formation for next 15 years – 30+ million potential additional households over coming decade Note

Homeownership Rate Decline a Long Term Trend Across All Age Groups - 6 - Source: U.S. Census Bureau, MPF Research, 2014. Note

4.5% 3.2% 3.2% 3.2% 3.1% 3.0% 2.9% 2.5% 2.5% 2.4% 2.2% 2.0% 1.9% 1.8% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Existing BRG Market Target BRG Market Building a Lifestyle Portfolio – a highly amenitized place to live, play, interact, socialize – in top 40 markets (excluding the Coastal Six) with intellectual - capital driven industries Employment Growth in Selected BRG MSAs (1) Building a Lifestyle Portfolio in Growth Markets - 7 - Source: Bureau of Labor Statistics (1) Figures represent YoY (%) Change in Employment Growth as of July 2017. (2) Average of Naples and Sarasota. Notes

Building an Institutional Quality Lifestyle Portfolio - 8 - Approximately 10,000 primarily newer - build Class A apartments (1) The properties pictured herein are jointly owned by BRG, and are representative of the type of properties targeted for future ac quisitions by BRG. Portfolio holdings are subject to change at any time. (1) Figure includes properties under development and pending acquisitions. Park & Kingston Charlotte, NC • Built 2014 Arium Palms at World Gateway Orlando, FL • Built 2007 Whetstone Durham, NC • Built 2014 Sovereign Apartments Fort Worth, TX • Built 2015 Ashton Reserve Charlotte, NC • Built 2015 Preserve at Henderson Beach Destin, FL • Built 2010 Roswell City Walk Roswell, GA • Built 2016 Arium Westside Atlanta, GA • Built 2008 Note

- 9 - Partnering with Local Experts for Deal Access and Execution Partners have a combined (a) 70+ years of relationships across ~50 markets to access attractive, often off market transactions, and (b) ~120,000 units across the nation, providing plug and play execution ability without cost / logistical burden to BRG Note (1) Alabama and South Carolina properties under LOI, but not yet closed.

2.1% 0.6% 0.7% 1.1% 2.4% 0.9% 1.4% 2.0% 1.4% 1.0% 0.8% 2.4% 1.5% 1.9% 2.0% 1.5% 1.1% 2.4% 1.5% 2.1% 1.0% 0.8% 2.4% 1.3% 1.3% 2.2% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% - 10 - Value creation through discount purchase of complex deals, core+ renovation / repositioning strategies, or development (1) Focusing on Property Level Value Creation (1) Figures based on sales of comparable assets; Management estimates. Properties reflect selected post - IPO acquisitions; values associated with properties represent total purchase price or projected development cost. Note Average Market Cap Rate: 5.1% Average Stabilized Return on Cost: 6.6% Incremental Value Creation Market Cap Rates Value Creation

Asset Location Deal Type IRR (4) Equity Multiple 23Hundred@Berry Hill Nashville, TN Development 60% 2.8x Grove at Waterford Hendersonville, TN Stabilized 85% 1.6x Estates at Perimeter Augusta, GA Stabilized 6% 1.2x Villas at Oak Crest Chattanooga, TN Preferred Equity 21% 1.3x North Park Towers Southfield, MI Recapitalization 40% 1.7x Springhouse Apartments Newport News, VA Stabilized 17% 1.8x EOS Orlando, FL Development 31% 1.8x Village Green of Ann Arbor Ann Arbor, MI Value-Add 38% 2.3x Lansbrook Village Palm Harbor, FL Fractured Condo 23% 1.5x Fox Hill Austin, TX Stabilized 26% 1.6x MDA City Apartments Chicago, IL Recapitalization 23% 2.3x Weighted Avg. 33% 1.8x BRG has delivered high Same Store NOI growth rates and large returns on dispositions Meaningful Outperformance in Key Business Metrics - 11 - Source: SNL and company filings. (1) Figures represent aggregate YoY Same Store NOI growth for the previous eight quarters (3Q’15 – 2Q’17). (2) For a definition of Same Store NOI Growth and a reconciliation to GAAP measures, see Appendix A. (3) 4Q’15 and 4Q’16 SS NOI growth not reported for APTS; Q1 – Q3 SS NOI growth average used as a proxy for 4Q figures. (4) IRR and equity multiple calculated on BRG’s investment. Villas at Oak Crest returns are property level, excluding 1031 costs. 0.0% 20.0% 40.0% 60.0% 80.0% Peer Average: 41.8% Cumulative Same Store NOI Growth 3Q’15 – 2Q’17 (1) Notes: IRT excluded due to insufficient SS NOI data. Selected Dispositions

7% 4% 2% (2%) (4%) (5%) (5%) 5% (9%) (11%) (27%) (30%) (20%) (10%) 0% 10% MAA ESS CPT UDR EQR AVB AIV APTS IRT NXRT BRG Stock at an Attractive Discount to NAV - 12 - Note Source: SNL Financial as of 9/15/2017; Price to NAV metrics based solely on third party estimates. Company management expresses no opinion on the accuracy of such estimates and is not providing valuation or earnings guidance. Mid/Large Cap REITs Small Cap REITs Price to NAV Premium / (Discount) Peer Average: (2%)

2.7% 3.0% 3.1% 3.2% 3.2% 3.2% 3.2% 3.8% 5.2% 7.1% 6.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% ESS EQR AVB AIV CPT UDR MAA NXRT APTS IRT BRG Mid/Large Cap REITs Small Cap REITs 7.2% Attractive Dividend Yield vs. Multifamily Peers Expected Post - Review - 13 - Source: Company filings and SNL Financial as of 9/15/2017. (1) On August 9, 2017, BRG released a press release with respect to the review and analysis by its Board of Directors of the an nual Class A Common Stock dividend range that may be appropriate for 2018. Although the Board’s review and analysis is ongoing and is not expected to be finali zed until the fourth quarter of 2017, based on its analysis of available information to that date, the Board estimated that the Company’s 2018 annual dividend rate for i ts Class A Common Stock was likely to fall within a range between approximately $0.65 and $0.75 per share. At the closing price of the Class A Common Stock for Septembe r 1 5, 2017 of $10.39 per share, the anticipated annual dividend range of approximately $0.65 to $0.75 per share would constitute an approximate annual dividend r ate ranging from 6.3% to 7.2% per share. Neither the Board nor BRG is providing any assurances that the actual dividend rate will fall within the stated range. The Bo ard has not authorized, nor has BRG declared, a dividend on the Class A Common Stock within the anticipated annual dividend range of approximately $0.65 to $0.75 per share . Note Anticipated dividend range of $0.65 - $0.75 per share (1)

Date Issued Buy / Sell Price Target NAV Cap Rate NAV Estimate 9/5/17 Buy $14.85 5.25% $16.25 8/10/17 Buy $12.00 - $12.00 8/10/17 Buy $14.00 5.40% $13.00 8/10/17 Buy $14.00 5.50% $14.32 8/10/17 Neutral $11.00 5.75% $12.35 8/9/17 Buy $13.00 5.40% $15.18 Buy $13.14 5.46% $13.85 Analyst Coverage Summary - 14 - Note The above information was obtained directly from the independent third - party companies listed herein and is believed to be relia ble but has not been independently verified by BRG. The companies listed herein are not affiliated with BRG. The summary only includes analyst coverage reports iss ued as of the date listed above. BRG undertakes no obligation to update or revise any such information for any reason after such date, unless required by law. Average

-15-

Internalization Scheduled for a Stockholder Vote in Fourth Quarter 2017

BRG BLUEROCK™ RESIDENTIAL

Timing

- End of October, pending Stockholder approval[1]

Cost

- $42.5MM, paid 99.9% in equity to align interests

Expected Benefits

- Estimated at ~$3.8MM[2] annually based on 3Q'17 annualized base management fee
- Estimated at ~$10.2MM annually based on BRG growth to $1.5B in equity, and ~$18.9MM annually at $2.5B in equity
- Anticipated expansion of investor base due to institutional preference for internal management structure
- Simplified structure under a single, transparent corporate structure with the Company's control of key functions
- Elimination of actual and perceived conflicts
- Continuity of Management with all C-level executives entering into employment agreements directly with the Company

Notes

(1) Management provides no assurances as to the timing or completion of the internalization.
(2) Excludes amortization of non-cash compensation expense.

Strategy - 3 - Summary (1) See disclosure on slide 12 related to NAV estimates. (2) Management can provide no assurances as to the timing or completion of the internalization. Notes - 16 - Building a Lifestyle Portfolio in Growth Markets Favorable Long Term Demographic Trends Partnering with Local Experts for Deal Access and Execution Focusing on Property Level Value Creation Stock at an Attractive Discount to NAV (1) Investment Catalysts Internalization Scheduled for a Stockholder Vote in Fourth Quarter 2017 (2)

APPENDIX A

-18-

Same Store NOI Reconciliation

BRG BLUEROCK™ RESIDENTIAL

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period. NOI should only be used as an alternative measure of our financial performance. The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net (loss) income attributable to common stockholders as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended							
	Sep 30, 2015[1]	Dec 31, 2015[2]	Mar 31, 2016[3]	Jun 30, 2016[4]	Sep 30, 2016[5]	Dec 31, 2016[6]	Mar 31, 2017[7]	Jun 30, 2017[8]
Net income (loss) attributable to common stockholders	$ (574)	$ (1,523)	$ (4,135)	$ (5,043)	$ (2,551)	$ (7,260)	$ (4,990)	$ 17,569
Add pro-rata share:								
Depreciation and amortization	3,082	4,728	6,470	6,769	6,197	7,527	9,802	9,326
Amortization of non-cash interest expense	148	83	83	65	472	171	474	773
Line of credit interest, net	-	-	-	-	-	-	-	-
Management fees	890	1,144	1,197	1,394	1,839	1,987	2,737	6,099
Acquisition and pursuit costs	682	2,008	1,147	227	619	2,130	3,006	18
Loss on early extinguishment of debt	-	-	-	-	2,269	-	-	1,534
Corporate operating expenses	1,245	1,166	1,269	1,666	1,169	1,680	1,433	1,679
Management internalization process expense	-	-	-	-	-	63	475	336
Preferred dividends	-	1,153	1,461	2,924	3,883	5,298	5,786	6,314
Preferred stock accretion	-	-	123	166	271	320	333	641
Less pro-rata share:								
Other income	23	1	-	-	26	-	-	16
Preferred returns and equity in income of unconsolidated real estate joint ventures	2,327	2,276	2,730	2,733	3,030	2,973	2,543	2,577
Interest income from related parties						17	1,506	2,075
Gain (loss) on sale of joint venture interest, net of fees	(2)	-	-	-	-	-	-	6,332
Gain on sale of real estate assets	-	2,640	-	-	4,876	1,828	7,397	26,548
Pro-rata share of properties' income (loss)	3,125	3,842	4,885	5,435	6,236	7,098	7,610	6,741
Add:								
Noncontrolling interest pro-rata share of property income	752	886	1,015	1,065	1,120	1,300	1,246	856
Other (income) loss related to JV/MM entities	14	44	-	-	-	-	-	-
Total property income (loss)	3,891	4,772	5,900	6,500	7,356	8,398	8,856	7,597
Add:								
Interest expense	2,942	3,448	4,141	4,510	4,730	5,628	6,453	6,708
Net operating income	6,833	8,220	10,041	11,010	12,086	14,026	15,309	14,305
Less:								
Non-same store net operating income	2,082	3,647	4,805	4,768	6,338	7,606	7,031	8,112
Same store net operating income	$ 4,751	$ 4,573	$ 5,236	$ 6,242	$ 5,748	$ 6,420	$ 8,278	$ 6,193

See footnotes on pg 19

Reconciliation Footnotes - 19 - Same Store NOI Reconciliation (pg 18 ) 1) Same Store sales for the three months ended September 30 , 2015 related to the following properties : Springhouse at Newport News, Enders Place at Baldwin Park, MDA Apartments, Village Green of Ann Arbor, North Park Towers, and Lansbrook Village . 2) Same Store sales for the three months ended December 31 , 2015 related to the following properties : Springhouse at Newport News, Enders Place at Baldwin Park, MDA Apartments, Village Green of Ann Arbor, and Lansbrook Village . 3) Same Store sales for the three months ended March 31 , 2016 related to the following properties : Springhouse at Newport News, Enders Place at Baldwin Park, MDA Apartments, Village Green of Ann Arbor, Lansbrook Village, and ARIUM Grandewood . 4) Same Store sales for the three months ended June 30 , 2016 related to the following properties : Springhouse at Newport News, Enders Place at Baldwin Park, MDA Apartments, Village Green of Ann Arbor, Lansbrook Village, ARIUM Grandewood, Fox Hill, and Park & Kingston . 5) Same Store sales for the three months ended September 30 , 2016 related to the following properties : Enders Place at Baldwin Park, MDA Apartments, Village Green of Ann Arbor, Lansbrook Village, ARIUM Grandewood, Fox Hill, and Park & Kingston . 6) Same Store sales for the three months ended December 31 , 2016 related to the following properties : Enders Place at Baldwin Park, MDA Apartments, Village Green of Ann Arbor, Lansbrook Village, ARIUM Grandewood, Fox Hill, Park & Kingston, and ARIUM Palms . 7) Same Store sales for the three months ended March 31 , 2017 related to the following properties : Enders Place at Baldwin Park, MDA Apartments, Lansbrook Village, ARIUM Grandewood, Fox Hill, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, ARIUM at Palmer Ranch, and ARIUM Gulfshore . 8) Same Store sales for the three months ended June 30 , 2017 related to the following properties : Enders Place at Baldwin Park, ARIUM Grandewood, Park & Kingston, ARIUM Palms, Ashton Reserve, Sovereign, ARIUM at Palmer Ranch, ARIUM Gulfshore, and The Preserve at Henderson Beach .